UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 09, 2023

POTLATCHDELTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West First Avenue, Suite 1600
Spokane, Washington		99201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 835-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	PCH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 9, 2023, the Executive Compensation and Personnel Policies Committee (the “Committee”) of PotlatchDeltic Corporation (the “Company”) approved the following matters relating to the Company's executive compensation program for 2023:

•
Annual Incentive Plan Matters. As previously disclosed, the Company adopted a new annual incentive plan (the “Annual Incentive Plan”), replacing the prior plan (the “Prior Plan”), effective January 1, 2023. On February 9, 2023, the Committee approved the use of a scorecard incorporating non-financial goals for annual incentives for 2023. The non-financial goals include a variety of metrics focused on operational and Environmental, Social and Governance (“ESG”) goals tailored to corporate or divisional responsibilities, as appropriate. The non-financial goals account for 20% of the award opportunity and the remaining 80% of the award opportunity is based on financial metrics. The financial metrics include funds from operations (“FFO”) measured at the corporate level or, for participants with divisional responsibilities, a combination of corporate FFO and earnings before interest, taxes, depreciation, depletion and amortization (“EBITDDA”) for the applicable division. The resulting achievement is subject to an individual modifier of 0 to 200%, based on individual or company performance. The Prior Plan also had an individual performance modifier of 0 to 200%.

The Annual Incentive Plan does not utilize a bonus pool. Under the Prior Plan, a target incentive pool was calculated based on the sum of the target annual incentive amounts for each participant, and a pool modifier was based on the level of FFO performance. The overall funded pool was then allocated to create a corporate pool based on corporate FFO performance and division pools based on corporate FFO performance (weighted 75%) and division EBITDDA performance (weighted 25%). The resulting allocations could be adjusted up or down at the discretion of the Chief Executive Officer or the Committee, as applicable.

•
Updated Peer Group for Performance Share Outcomes. The Company updated the peer group of forest product companies used for total shareholder return (“TSR”) comparison in determining performance share outcomes, commencing with the 2023-2025 performance share grants, by adding the following new peer companies: West Fraser Timber Co. Ltd., Canfor Corporation, Interfor Corporation and Western Forest Products Inc. In addition, CatchMark Timber Trust, Inc. is no longer in the peer group due to its merger into a Company subsidiary in September 2022. The new peer group is comprised of the following companies:

Forest Product Companies

Weyerhaeuser Company

UFP Industries, Inc. (formerly known as Universal Forest Products)

Rayonier Inc.

The St. Joe Company

West Fraser Timber Co. Ltd.

Canfor Corporation

Interfor Corporation

Western Forest Products Inc.

NAREIT All Equity REITs Index Companies

•
Mix of Long-Term Incentives. The mix of long-term incentive grants will be 60% performance share awards and 40% restricted stock units (instead of 75% performance share awards and 25% restricted stock units under the previous long-term incentive program).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PotlatchDeltic Corporation

Date:	February 10, 2022	By:	/s/ Michele L. Tyler
Michele L. Tyler Vice President, General Counsel and Corporate Secretary